                                 Exhibit 11.0
                      Roslyn Bancorp, Inc. and Subsidiary
                Statement Re: Computation of Per Share Earnings
              (In thousands, except share and per share amounts)


                                                                  THREE MONTHS            THREE MONTHS
                                                                      ENDED                  ENDED
                                                                    MARCH 31,              MARCH 31,
                                                                      1998                   1997
                                                                ----------------        -----------------
Net income                                                         $     13,327            $      2,464
                                                                ----------------        -----------------
Weighted average common shares outstanding                           39,676,868              40,708,683
                                                                ----------------        -----------------
Basic earnings per common share                                    $       0.34            $       0.06
                                                                ================        =================

Weighted average common shares outstanding

Potential common stock due to dilutive effect of stock options            2,118                       -
                                                                ----------------        -----------------
Total shares for diluted earnings per share                          36,678,986              40,708,683
                                                                ----------------        -----------------
Diluted earnings per common share                                  $       0.34            $       0.06
                                                                ================        =================

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